                                                                    EXHIBIT 99.1

Company Press Release

For Immediate Release
---------------------

Contact:  Investors:             Media:
          ---------              -----
          Roger G. Ruppert       Michael Freitag/Jason Lynch
          St. John Knits         Kekst and Company
          949/863-1171           212/521-4800



                  ST. JOHN KNITS ANNOUNCES EXECUTIVE DEPARTURE


               --Executive Vice President David Frankel Resigns
                To Become President of Calvin Klein Menswear--

     IRVINE, Calif., January 13, 1999 - St. John Knits, Inc. (NYSE:SJK), today announced that Executive Vice President David C. Frankel has resigned from the Company, effective January 15, 1999, in order to accept the position of president of Calvin Klein Menswear. Mr. Frankel's responsibilities at St. John Knits and its Amen Wardy subsidiary will be assumed by the other members of the Company's senior management.

     St. John Knits Chairman and Chief Executive Officer Robert E. Gray said:
     "David Frankel is a talented and energetic executive who has made many contributions to the continuing success of our company. While I am sorry he is leaving, I certainly understand his decision to pursue this career-advancement opportunity. We all wish him well."

     St. John Knits designs, manufactures, and markets women's clothing and accessories. The Company's products are sold under the St. John, Griffith & Gray, and Marie Gray trade names. St. John's retail division operates 17 boutiques and nine outlet stores.